Exhibit 99.1

RELATIONSHIP AGREEMENT

between

NET 1 UEPS TECHNOLOGIES, INC

and

BUSINESS VENTURE INVESTMENTS NO 1567 (PROPRIETARY) LIMITED (RF)

and

MOSOMO INVESTMENT HOLDINGS (PROPRIETARY) LIMITED

and

BRIAN KGOMOTSO MOSEHLA

ANNEXURES

ANNEXURE "A" :	BEE SPV MEMORANDUM OF INCORPORATION
ANNEXURE "B" :	OPTION

1	PARTIES

1.1	The Parties to this Agreement are –

1.1.1	Net 1 UEPS Technologies, Inc., a Florida corporation;

1.1.2	Business Venture Investments No 1567 (Proprietary) Limited (RF), a company incorporated under the laws of the Republic of South Africa;

1.1.3	Mosomo Investment Holdings (Proprietary) Limited;

1.1.4	Brian Kgomotso Mosehla.

1.2	The Parties agree as set out below.

2	INTERPRETATION

2.1	In this Agreement, unless the context indicates a contrary intention, the following words and expressions bear the meanings assigned to them and cognate expressions bear corresponding meanings –

2.1.1	"AFSA" means the Arbitration Foundation of Southern Africa;

2.1.2	"Agreement" means the agreement contained in this document, including all annexures hereto;

2.1.3	"Auditors" means the Company's auditors from time to time;

2.1.4	"BEE Act" means the Broad-Based Black Economic Empowerment Act, No 53 of 2003 as amended from time to time;

2.1.5

"BEE Codes" means the Codes of Good Practice on Broad-Based Black Economic Empowerment, published under section 9(1) of the BEE Act, in Government Gazette No 29617 on 9 February 2007 as amended from time to time;

2.1.6

"BEE Compliance Certificate" means, at any time, a certificate issued by such person as is designated from time to time for such purpose by the Company by way of notice to the BEE Shareholders, certifying (at the relevant time) whether or not any of the warranties, representations and undertakings referred to in clauses 8.1.1.1 to 8.1.1.3 (inclusive) have been or are being breached in any way;

2.1.7

"BEE Shareholders" means Mosomo and such other persons or entities as may become holders of shares in the issued share capital of BEE SPV at any time in the future, subject to the provisions of clause 9.4;

2.1.8	"BEE SPV" means Business Venture Investments No 1567 (Proprietary) Limited (RF), registration number 2011/115501/07;

2.1.9	"BEE SPV Memorandum of Incorporation" means the Memorandum of Incorporation of BEE SPV, a copy of the proposed Memorandum of Incorporation being attached hereto as annexure "A";

2.1.10	"Black Company" means –

2.1.10.1	with reference to BEE SPV being a Black Company, BEE SPV being a company in respect of which Black People –

2.1.10.1.1

have the ability to control, on a modified flow-through basis (as such term is contemplated in the BEE Codes), 100% (one hundred percent) of all voting rights which are exercisable by the shareholders of BEE SPV in general meeting or otherwise; and

2.1.10.1.2

are entitled to 100% (one hundred percent) of the economic interest which may be distributed to the shareholders of BEE SPV from time to time by virtue of their shareholding in BEE SPV, measured on a modified flow-through basis (as such term is contemplated in the BEE Codes);

2.1.10.2	with reference to any other company being a Black Company, such company being a company in respect of which Black People –

2.1.10.2.1

have the ability to control, on a flow-through basis (as such term is contemplated in the BEE Codes), in excess of 50% (fifty percent) of all voting rights which are exercisable by the shareholders of such company in general meeting or otherwise; and

2.1.10.2.2

are entitled to more than 50% (fifty percent) of the economic interest which may be distributed to the shareholders of such company from time to time by virtue of their shareholding in such company, measured on a flow-through basis (as such term is contemplated in the BEE Codes);

2.1.11	"Black Entity" means –

2.1.11.1	a Black Company; and

2.1.11.2	any other Entity in respect of which Black People –

2.1.11.2.1

have the ability to control, on a flow-through basis (as such term is contemplated in the BEE Codes), in excess of 50% (fifty percent) of all voting rights which are exercisable by any one or more persons in respect of the direction of the management or policies of such Entity; and

2.1.11.2.2

are directly or indirectly entitled to more than 50% (fifty percent) of the economic interest which may be distributed to the members or beneficiaries of such Entity, however described or designated, measured on a flow-through basis (as such term is contemplated in the BEE Codes);

2.1.12	"Black People" is as defined in Schedule 1 to the BEE Codes, and "Black Person" shall be construed accordingly;

2.1.13	"Board" means the board of directors of the Company;

2.1.14

"Business" means the business carried on by the Company and its subsidiaries from time to time, being the provision of payment solutions and transaction processing services across a wide range of industries and in various countries;

2.1.15	"Closing Date" means the 3rd (third) business day after the date on which the Conditions Precedent have been fulfilled;

2.1.16	"Companies Act" means the Companies Act, No 61 of 1973;

2.1.17	"Company" means Net 1 UEPS Technologies, Inc., a Florida corporation;

2.1.18	"Conditions Precedent" means the suspensive conditions set out in clause 4;

2.1.19

"Confidential Information" means any information or data relating to the Company or any of its subsidiaries or to the Business (even if not marked as being confidential, restricted, secret, proprietary or any similar designation), in whatever format and whether recorded or not (and if recorded, whether recorded in writing, on any electronic medium or otherwise), which –

2.1.19.1	by its nature or content is identifiable as confidential and/or proprietary to the Company or its subsidiaries; or

2.1.19.2	is intended or by its nature or content could reasonably be expected to be confidential and/or proprietary to the Company or its subsidiaries,

and includes any of the following –

2.1.19.3	information relating to the Company or its subsidiaries or the Business, existing and future strategic objectives and existing and future business plans and corporate opportunities;

2.1.19.4	trade secrets;

2.1.19.5	technical information, techniques, know-how, operating methods and procedures;

2.1.19.6

details of costs, sources of materials and customer lists (whether actual or potential) and other information relating to the existing and prospective customers and suppliers of the Company or its subsidiaries;

2.1.19.7	pricing, price lists and purchasing policies;

2.1.19.8	computer data, programmes and source codes;

2.1.19.9	information contained in or constituting the hardware or software of the Company or its subsidiaries, including third party products and associated material;

2.1.19.10	information relating to the Company or its subsidiaries' network telecommunications services and facilities;

2.1.19.11	any and all methodologies, formulae and related information in developed software and processes and other business of the Company or its subsidiaries;

2.1.19.12	products, drawings, designs, plans, functional and technical requirements and specifications;

2.1.19.13

Intellectual Property that is proprietary to the Company or its subsidiaries or that is proprietary to a third party and in respect of which the Company or its subsidiaries has rights of use or possession;

2.1.19.14

marketing information of whatsoever nature or kind, other than that which is used or distributed by the Company or its subsidiaries externally in marketing its services to existing or potential clients;

2.1.19.15	financial information of whatsoever nature or kind;

2.1.19.16	information relating to any contracts to which the Company or any of its subsidiaries is a party; and

2.1.19.17	any information which is not readily available to a competitor of the Company or any of its subsidiaries in the ordinary course of business;

2.1.20	"Disposal" and "Dispose" means, in the context of a disposal of an Option Share or a share in BEE SPV –

2.1.20.1

the transfer of all or any rights making up such Option Share to any other person for his benefit and/or for the benefit of others, whether such transfer is effected pursuant to a sale, exchange, donation, distribution in specie or otherwise; or

2.1.20.2

any other transaction or event whereby such Option Share becomes beneficially owned by someone other than the person who was the beneficial holder thereof immediately prior to such transaction or event taking place; or

2.1.20.3	granting, creating or allowing the Encumbrance of such Option Share,

and "dispose" means to bring about a disposal within the meaning of this definition;

2.1.21

"Fair Market Value" means, in relation to any Option Share, the volume weighted average price of the common stock of the Company on the Nasdaq Stock Market for the 30 (thirty) trading day period immediately prior to the occurrence of the relevant Trigger Event as determined by the Auditors which determination shall take place at the request of the Company and at the cost of the Company and shall be final and binding.

2.1.22

"Governmental Body" means any country, any national body, any state, province, municipality, or subdivision of any of the foregoing, any Governmental department, or any agency, court, entity, commission, board, ministry, bureau, locality or authority of any of the foregoing, or any quasi-Governmental or private body exercising any regulatory, taxing, importing, exporting, or other Governmental or quasi-Governmental function;

2.1.23	"Intellectual Property" means the following in any location or jurisdiction worldwide –

2.1.23.1

all inventions (whether patentable or unpatentable) and whether or not reduced to practise), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all revisions, extensions and re-examinations thereof;

2.1.23.2

all trademarks, service marks, trade dress, logos, trade names and corporate names, (including all internet and intranet names, addresses and all applications, registrations, and renewals in connection therewith;

2.1.23.3	all works capable of copyright, all copyright, and all applications, registrations and renewals in connection therewith, including drawings;

2.1.23.4	all trade secrets and business information;

2.1.23.5	all computer software (including data and related documentation);

2.1.23.6	all other proprietary rights; and

2.1.23.7	all copies and tangible embodiments thereof, in each instance in whatever form or medium;

2.1.24	"Lock Up Period" means in respect of any Option Shares, a period of 4 (four) years commencing on the date on which BEE SPV exercises the Option in respect of such Option Shares;

2.1.25	"Mosehla" means Brian Kgomotso Mosehla;

2.1.26	"Mosomo" means Mosomo Investment Holdings (Proprietary) Limited, registration number 2009/012790/07;

2.1.27	"Option" means the option to be granted by the Company to BEE SPV, on the Closing Date, to subscribe for shares in the Company in the form of the option agreement attached hereto as annexure "B";

2.1.28

"Option Price" means the price at which the Option may be exercised, as stipulated in the option agreement attached hereto as annexure "B", namely, the sum of $8.96 (eight United States dollars and ninety six cents), as such exercise price may be adjusted from time to time pursuant to the option agreement;

2.1.29	"Option Shares" means 8,955,000 (eight million nine hundred and fifty five thousand) shares of the Company’s common stock, par value $.001 per share,

as such number of shares may be adjusted from time to time pursuant to the option agreement;

2.1.30	"Parties" means the parties to this Agreement;

2.1.31	"Securities Act" means the United States Securities Act of 1933, as amended;

2.1.32	"Signature Date" means the date of signature of this Agreement by the Party last signing; and

2.1.33	"Transaction Documents" means collectively -

2.1.33.1	the BEE SPV Memorandum of Incorporation;

2.1.33.2	the Option; and

2.1.33.3	this Agreement;

2.1.33.4

any other written and signed agreements to which BEE SPV and the Company are parties or which in whole or in part regulate any security granted or to be granted to BEE SPV and/or any of the BEE Shareholders by the Company or by any financial institution and which relates directly or indirectly to the acquisition of shares in the Company by BEE SPV pursuant to any exercise of the Option.

2.2	In this Agreement -

2.2.1	clause headings and the heading of the Agreement are for convenience only and are not to be used in its interpretation;

2.2.2	an expression which denotes -

2.2.2.1	any gender includes the other genders;

2.2.2.2	a natural person includes a juristic person and vice versa;

2.2.2.3	the singular includes the plural and vice versa;

2.2.2.4	a Party includes a reference to that Party’s successors in title and assigns allowed at law; and

2.2.2.5	a reference to a consecutive series of two or more clauses is deemed to be inclusive of both the first and last mentioned clauses.

2.3	Any reference in this Agreement to –

2.3.1	"business hours" shall be construed as being the hours between 08h30 and 17h00 on any business day. Any reference to time shall be based upon South African Standard Time;

2.3.2

"days" shall be construed as calendar days unless qualified by the word "business", in which instance a "business day" will be any day other than a Saturday, Sunday or public holiday as gazetted by the government of the Republic of South Africa from time to time;

2.3.3

"laws" means all constitutions; statutes; regulations; by-laws; codes; ordinances; decrees; rules; judicial, arbitral, administrative, ministerial, departmental or regulatory judgements, orders, decisions, rulings, or awards; policies; voluntary restraints; guidelines; directives; compliance notices; abatement notices; agreements with, requirements of, or instructions by any Governmental Body; and the common law, and “law” shall have a similar meaning and

2.3.4	"person" means any person, company, close corporation, trust, partnership or other entity whether or not having separate legal personality.

2.4

The words "include" and "including" mean "include without limitation" and "including without limitation". The use of the words "include" and "including" followed by a specific example or examples shall not be construed as limiting the meaning of the general wording preceding it.

2.5

Any substantive provision, conferring rights or imposing obligations on a Party and appearing in any of the definitions in this clause 2 or elsewhere in this Agreement, shall be given effect to as if it were a substantive provision in the body of the Agreement.

2.6

Words and expressions defined in any clause shall, unless the application of any such word or expression is specifically limited to that clause, bear the meaning assigned to such word or expression throughout this Agreement.

2.7

Unless otherwise provided, defined terms appearing in this Agreement in title case shall be given their meaning as defined, while the same terms appearing in lower case shall be interpreted in accordance with their plain English meaning.

2.8	A reference to any statutory enactment shall be construed as a reference to that enactment as at the Signature Date and as amended or substituted from time to time.

2.9

Unless specifically otherwise provided, any number of days prescribed shall be determined by excluding the first and including the last day or, where the last day falls on a day that is not a business day, the next succeeding business day.

2.10

If the due date for performance of any obligation in terms of this Agreement is a day which is not a business day then (unless otherwise stipulated) the due date for performance of the relevant obligation shall be the immediately preceding business day.

2.11	Where figures are referred to in numerals and in words, and there is any conflict between the two, the words shall prevail, unless the context indicates a contrary intention.

2.12	The rule of construction that this Agreement shall be interpreted against the Party responsible for the drafting of this Agreement, shall not apply.

2.13	No provision of this Agreement shall (unless otherwise stipulated) constitute a stipulation for the benefit of any person (stipulatio alteri) who is not a Party to this Agreement.

2.14

The use of any expression in this Agreement covering a process available under South African law, such as winding-up, shall, if either of the Parties to this Agreement is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such other jurisdiction.

2.15

Any reference in this Agreement to "this Agreement" or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document, as amended, varied, novated or supplemented from time to time.

2.16	In this Agreement the words "clause" or "clauses" and "annexure" or "annexures" refer to clauses of and annexures to this Agreement.

3	INTRODUCTION

3.1	The Company is a Florida corporation and is listed on the Nasdaq and on the JSE.

3.2	BEE SPV wishes to acquire shares in the Company and the Company has agreed to grant the Option to BEE SPV to enable it to acquire such shares.

3.3	The BEE Shareholders have agreed to enter into this Agreement in order to bind themselves to certain warranties, representations and undertakings to be given by them in favour of the Company.

3.4

It is recorded that this Agreement is being entered into by the Parties on the basis that the Company, Mosehla and Mosomo shall be obliged by not later than 60 (sixty) days after the Signature Date to ensure that the issued share capital of BEE SPV is held as follows –

3.4.1	70% (seventy percent) thereof by Mosomo;

3.4.2	5% (five percent) thereof by a women's group to be identified by the Company and Mosomo and agreed between them;

3.4.3	10% (ten percent) by the "Net 1 Foundation" a charitable foundation to be formed by the Company the objects and beneficiaries of which will be agreed between the Company and Mosomo;

3.4.4	15% (fifteen percent) by broad-based black communities to be identified by the Company and Mosomo and agreed between them.

3.5	Each of the Company, Mosehla and Mosomo hereby undertakes to ensure that the provisions of clause 3.4 are duly complied with.

3.6	The Parties wish to record in writing their agreement in respect of the above and matters ancillary thereto.

4	CONDITIONS PRECEDENT

4.1

Save for clauses 1 to 3, and clauses 5 to 33 all of which will become effective immediately, this Agreement is subject to the fulfilment of the Conditions Precedent that by not later than the 31st day of January 2012 or such later date as may be agreed between the Parties, which agreement will not unreasonably be withheld –

4.1.1

all regulatory approvals required for the implementation of this Agreement and the Option have been duly obtained, including all approvals required from the Exchange Control Authorities of the South African Reserve Bank;

4.1.2	the board of directors of the Company approves and ratifies the entering into of the Transaction Agreements; and

4.1.3	the BEE SPV Memorandum of Incorporation is filed at the Companies and Intellectual Property Commission and a receipt is issued.

4.2

The Parties shall use their reasonable commercial endeavours and the Parties will co-operate in good faith to procure the fulfilment of the Conditions Precedent as soon as reasonably possible after the Signature Date.

4.3	The Conditions Precedent are not capable of being waived.

4.4

Unless all the Conditions Precedent have been fulfilled or waived by not later than the date for fulfilment thereof set out in clause 4.1 (or such later date or dates as may be agreed in writing between the Parties) the provisions of this Agreement, save for clauses 1 to 4, and clauses 5 to 33, which will remain of full force and effect, will never become of any force or effect and the status quo ante will be restored as near as may be and neither of the Parties will have any claim against the other in terms hereof or arising from the failure of the Conditions Precedent, save for any claims arising from a breach of clause 4.2.

5	ISSUANCE OF OPTION

5.1	Subject to the terms and conditions of this Agreement, the Company agrees to issue the Option to BEE SPV on the Closing Date in the form set out in annexure "B".

5.2	The Option shall be executed by a duly authorised officer of the Company and delivered to BEE SPV on the Closing Date.

5.3	Notwithstanding anything to the contrary contained herein or in the Option, no exercise of the Option shall take place until such time as the provisions of clause 3.4 have been complied with.

5.4

All Option Shares shall be in certificated form and shall be registered on the South African Branch Register of the Company and listed on the stock exchange operated by the JSE Limited. In the event of any sale of any of the Option Shares on the basis permitted in terms of this Agreement, all exchange control requirements of the South African Reserve Bank shall be duly complied with.

6	ISSUE OF ADDITIONAL SHARES BY THE COMPANY

Should the Company at any time prior to the Expiration Date (as defined in the Option), issue additional shares to any third party, other than as specifically provided for in the Option, then the Parties agree to take all such steps as may be necessary to ensure that a new option is issued to BEE SPV in order to ensure that the percentage of the issued share capital of the Company covered in the aggregate by –

6.1	Shares which are then subject to the Option; plus

6.2	any shares already acquired by BEE SPV as a result of an exercise of rights under the Option; plus

6.3	any shares provided for in that new option,

are equal to 19.9 (nineteen point nine percent) of the total issued ordinary share capital of the Company. Notwithstanding the aforegoing the Company is entitled to issue up to 5 000 000 (five million) additional shares to third parties (which shall, for the avoidance of doubt include shares issued pursuant to equity compensation plans, shares issued in capital raisings or joint ventures and shares issued in connection with acquisitions) without being required to issue an additional option pursuant to this clause 6. For purposes of calculating the 5 000 000 (five million) share exclusion, shares issued upon the exercise of options outstanding on the date of this Agreement shall be disregarded. The Company’s obligation to issue an additional option shall in any event be subject to the condition that such issue not cause a violation of any rule or regulation applicable to the Company, including the listing rules of the Nasdaq Stock Market.

7	LOCK UP

7.1

In addition to the transfer restrictions contained in clause 13 related to Securities Act compliance, BEE SPV further agrees that it will not during the Lock Up Period, sell, transfer or otherwise dispose of in any manner (including by way of hedging or derivative transactions or any dividend or distribution) any of the Option Shares that BEE SPV acquires on such date.

7.2

Notwithstanding the provisions of clause 7.1, if BEE SPV obtains financing from a bank or other financial institution, the proceeds of which are used solely for the purpose of funding the purchase of the Option Shares upon exercise of the Option, BEE SPV shall be permitted to sell, from time to time during the Lock Up

Period, a limited number of Option Shares as follows -

7.2.1

an Option Share may be sold only if such Option Share has been fully paid for and held by BEE SPV for a period of at least six months (which shall be extended to 1 (one) year if the Company is not then current in its reporting requirements such that the Securities Act or any rules or regulation of the U.S. Securities and Exchange Commission would require a 1 (one) year holding period);

7.2.2	in addition to compliance with the Securities Act, such sales shall be made in compliance with all other applicable laws, rules and regulations, including stock exchange rules;

7.2.3	such sales shall be made in open market transactions on the JSE;

7.2.4

the number of Option Shares which may be sold on any date shall be the minimum number that will provide BEE SPV with sufficient proceeds to pay accrued interest and repayments of principal on the debt obligations incurred and which shall become due and payable within the 30 (thirty) day period after such sale; and

7.2.5	BEE SPV has complied with the right of first refusal in favour of the Company described in clause 7.3 and the Company has not exercised such right with respect to such Option Shares.

7.3

At least 30 (thirty) and not more than 60 (sixty) days prior to the date of any anticipated sale of Option Shares pursuant to this clause 7, BEE SPV shall notify the Company in writing that it intends to effect such sale, stating the amount of proceeds it desires to obtain therefrom. The Company shall have 10 (ten) calendar days from the date it receives such notice to elect to purchase all or a portion of the shares from BEE SPV. If the Company makes such election, it shall purchase the relevant Option Shares within the next succeeding 10 (ten) calendar days at the closing sale price of the Company’s common stock on the Nasdaq Stock Market on the date immediately preceding such purchase.

7.4

In the event that an offer is made to all the holders of common stock of the Company, then the restrictions contained in this clause 7 shall not apply and BEE SPV shall be entitled to dispose of all Option Shares owned by it to the offeror at the same price and on the same terms and conditions as are applicable to all the other holders of the common stock of the Company provided that the offer is ultimately accepted by the requisite majority of the holders of common stock of the Company and provided that, pursuant to the offer, all of the common stock of the Company is acquired by the offeror.

8	BEE CREDENTIALS

8.1	Subject to the provisions of clause 20, the BEE Shareholders and BEE SPV hereby, jointly and severally, warrant, represent and undertake to the Company that –

8.1.1	during the period extending from the Signature Date up to and including the day on which BEE SPV ceases to be a shareholder in the Company –

8.1.1.1	BEE SPV's authorised share capital, except to the extent that the Company in writing agrees otherwise, will comprise 5000 (five thousand) ordinary shares of no par value;

8.1.1.2	BEE SPV's issued share capital, except to the extent that the Company in writing agrees otherwise, will be held solely by the BEE Shareholders;

8.1.1.3	BEE SPV will be a Black Entity; and

8.1.1.4	any BEE certificate issued in respect of BEE SPV will confirm that BEE SPV is a Level 1 BEE contributor;

8.1.2

no person who has any direct or indirect interest in a business in direct competition with the Business will, for so long as BEE SPV is a shareholder in the Company, without the prior written consent of the Company on each occasion, directly or indirectly have any interest of whatsoever nature in BEE SPV, including as a holder of any shares, regardless of class, or as a holder of debentures, regardless of class, or as a holder of any voting rights, or as a lender or provider of any funding or as an advisor, consultant, contractor, beneficiary or otherwise;

8.1.3

the only directors of BEE SPV will be persons elected by and as representatives of the BEE Shareholders, all such directors shall be Black People and no person shall be appointed as a director of BEE SPV without the prior consent in writing of the Company; and

8.1.4

in exercising the right of BEE SPV to appoint a director to the Company's board of directors pursuant to clause 14 (to the extent that such right exists), BEE SPV shall appoint a Black Person as such director.

8.2

If any event occurs or any circumstance arises which constitutes a breach or which is reasonably expected to result in a breach of any of the provisions of this clause 8, each of the BEE Shareholders and BEE SPV shall immediately give notice thereof to the Company upon becoming aware of such event or circumstance. For this purpose, as soon as such event or circumstance comes to the knowledge of any director of BEE SPV, BEE SPV shall be deemed to have knowledge of the event or circumstance in question.

9	RING-FENCING OF BEE SPV

9.1

The BEE Shareholders and BEE SPV acknowledge and agree that BEE SPV has been established as a special purpose entity for the purposes of acquiring and holding Option Shares pursuant to the exercise from time to time of the Option in pursuit of the BEE strategy of the Company.

9.2	Accordingly and subject to clause 20, the BEE Shareholders and BEE SPV, jointly and severally, warrant, represent and undertake to the Company that -

9.2.1

BEE SPV shall not, without the prior written consent of the Company, own any assets or carry on any business or any other activities or incur any liabilities other than for the holding of the Option and the Option Shares or as permitted or contemplated in terms of the BEE SPV Memorandum of Incorporation;

9.2.2

all the conditions and restrictions referred to in clause 6 of the BEE SPV Memorandum of Incorporation (which clause is captioned "SPECIAL CONDITIONS") shall be strictly observed and complied with in all respects; and

9.2.3

the BEE Shareholders shall at all times be "broad based" and it shall be the obligation of Mosomo to ensure that shareholders which comply with the aforesaid broad based requirement are brought into and become shareholders in BEE SPV.

9.3	The BEE Shareholders and BEE SPV represent, warrant and undertake to and in favour of the Company that pending this Agreement becoming unconditional -

9.3.1

from the Signature Date, BEE SPV shall not, without the prior written consent of the Company, acquire any assets or carry on any business or any other activities or incur any liabilities other than as permitted or contemplated in the BEE SPV Memorandum of Incorporation and approved in writing by the Company; and

9.3.2	all the conditions and restrictions referred to in clause 6 of the BEE SPV Memorandum of Incorporation shall be strictly observed.

9.4

No person or entity will become a BEE Shareholder without the prior consent in writing of Mosomo and the Company and until such person or entity has signed a deed of adherence in a form acceptable to the Company binding itself to the provisions of this Agreement and the other Transaction Documents and all such persons will be either Black Companies, Black Entities or Black People. Mosomo will at all times be controlled by Mosehla and Mosehla hereby undertakes to ensure that for so long as this Agreement remains in force he will be, directly or indirectly, the controlling shareholder of Mosomo.

9.5

If any event occurs or any circumstance arises which constitutes a breach or which is reasonably expected to result in a breach, of any provisions of this clause 9, each of the BEE Shareholders and BEE SPV shall immediately give notice thereof to the Company upon becoming aware of such event or circumstance. For this purpose, as soon as such event or circumstance comes to the knowledge of any director of BEE SPV, BEE SPV shall be deemed to have knowledge of the event or circumstance in question.

10	RESTRICTIONS ON DISPOSAL OF BEE SPV SHARES

The BEE Shareholders shall not at any time, from the Signature Date up to and including the date on which BEE SPV becomes a shareholder in the Company, and then thereafter for so long as BEE SPV is a shareholder in the Company, without the prior written consent of the Company (which consent may be granted or withheld in their sole and absolute discretion), Dispose of or Encumber all or any of its shares in or loan claims against BEE SPV. Notwithstanding the aforegoing, the Company shall not unreasonably withhold its consent in the case of a derivative or hedging transaction.

11	FORCED SALE PROVISIONS

11.1

If a "Trigger Event" (as hereinafter contemplated) occurs, all the Option Shares shall be made available for sale to the Company and/or to any other person selected by the Company as contemplated in and in the manner set out in the remaining provisions of this clause 11. For the purpose of this clause 11, a "Trigger Event" shall be deemed to have occurred if any one or more of the following events occur and provided, within 60 (sixty) days of the Company first becoming aware of such occurrence, the Company gives notice to BEE SPV that the provisions of this clause 11 are being invoked (a "Trigger Event Notice") –

11.1.1	BEE SPV breaches any provision of any of the Transaction Documents;

11.1.2	Mosehla breaches any provision of this Agreement;

11.1.3	BEE SPV makes or attempts to make or recommends any offer of compromise with its creditors generally;

11.1.4	any of the assets of BEE SPV, or any of the issued shares or any other economic or voting interest in BEE SPV, are subjected to judicial attachment;

11.1.5	BEE SPV commits an act which if committed by a natural person, would constitute an act of insolvency in terms of section 8(c),(d),(g) or (h) of the Insolvency Act, No 24 of 1936;

11.1.6	BEE SPV fails to satisfy any judgment or any arbitration award granted or made against it within 7 (seven) days of the date on which such judgment or arbitration award is granted or made;

11.1.7

BEE SPV is wound up, whether provisionally or finally, or a resolution is passed by the board of directors of BEE SPV resolving that BEE SPV voluntarily begin business rescue proceedings and be placed under supervision in terms of the Act (whether or not such resolution is subsequently withdrawn, superseded or set aside), or a court makes an order placing BEE SPV under supervision and commencing business rescue proceedings in terms of the Act (whether or not such order is subsequently set aside).

11.2	The consideration payable for the Option Shares shall be the Fair Market Value thereof or the Option Price, whichever is the lower ("Forced Sale Price").

11.3

As soon as reasonably possible after the Fair Market Value is determined by the Auditors, the Board shall give notice to BEE SPV of such determination ("Forced Sale Notice") and upon the giving of such notice to it BEE SPV shall be deemed to have made an irrevocable offer to sell the Option Shares at the Forced Sale Price to the Company and/or to any other party or parties as selected by the Company in its discretion ("Deemed Forced Offer").

11.4

The Company shall, if it wishes to accept the Deemed Forced Offer, either for its own benefit and/or for the benefit of any party or parties so selected by the Company, give notice to that effect to BEE SPV within 90 (ninety) days of the giving of the Forced Sale Notice ("Acceptance Notice"). The Acceptance Notice

shall –

11.4.1	to the extent that the Deemed Forced Offer is accepted on behalf of more than 1 (one) party, specify the name of each party and the proportion of the Option Shares being purchased by each party; and

11.4.2	if the Deemed Forced Offer is accepted on behalf of 1 (one) party only and that party is not the Company, specify the name of such party.

11.5

To the extent that the Company accepts the Deemed Forced Offer wholly or partially for the benefit of 1 (one) or more parties selected by the Company, the Company shall be regarded as acting as an agent for such party or parties, and not as a principal and the Company shall have no liability to BEE SPV arising out of or in connection with the resulting sale or sales.

11.6

Upon acceptance by the Company of the Deemed Forced Offer in accordance with the provisions of clause 11.4, whether such acceptance is wholly for the benefit of the Company or wholly for the benefit of any party selected by the Company or partially for the benefit of the Company and/or any one or more of such selected parties ("Forced Sale Purchasers") –

11.6.1

a sale shall automatically come into existence in terms of which BEE SPV sells the Option Shares at the Forced Sale Price to the Forced Sale Purchasers in the proportions set out in the Acceptance Notice; and

11.6.2

BEE SPV shall be obliged, on payment to it of the Forced Sale Price, to transfer such Option Shares to the Forced Sale Purchasers in the proportions set out in the Acceptance Notice. The Forced Sale Price shall be payable within 30 (thirty) days of the Acceptance Notice being delivered to BEE SPV by the Company.

11.7	To the extent that the Company accepts the Deemed Forced Offer in accordance with the provisions of clause 11.4 and –

11.7.1	the Forced Sale Purchasers tender payment of the Forced Sale Price to BEE SPV, but BEE SPV refuses to accept such payment; or

11.7.2

the Forced Sale Purchasers make payment of the Forced Sale Price to BEE SPV, but BEE SPV fails to transfer the Option Shares to the Forced Sale Purchasers in the proportions set out in the Acceptance Notice, then the Board may, in BEE SPVs name -

11.7.3

in the circumstances envisaged in clause 11.7.1, accept the Forced Sale Price on behalf of BEE SPV and hold such amount free of interest, until such time as BEE SPV shall have delivered up its share certificates and any other documents evidencing the Option Shares; and

11.7.4

upon payment of the Forced Sale Price to BEE SPV, transfer the Option Shares to the Forced Sale Purchasers in the proportions set out in the Acceptance Notice and issue and deliver certificates for the Option Shares to the Forced Sale Purchasers.

11.8

In the event that the Option Shares are purchased pursuant to the provisions of this clause 11, BEE SPV shall on the date of transfer of the Option Shares fully discharge all amounts of whatsoever nature owed by it to the Company or any of its subsidiaries, and in this regard expressly authorises each party which has purchased such Option Shares or any portion thereof to pay so much of the Forced Sale Price as is necessary to discharge to the maximum extent possible such indebtedness to the Company or the relevant subsidiary.

11.9

The Company shall be entitled to cede all or any of its rights in terms of this clause 11 to any one or more Black People or Black Entities (which cession or cessions may result in a splitting of such rights or of any claim or claims in respect of such rights) so as to enable any one or more Black People or Black Entities to become Shareholders.

12	BEE COMPLIANCE CERTIFICATE

12.1	The Company shall from time to time, and at least once a year, be entitled (but not obliged) to require the preparation, issue and delivery to the Company of a BEE Compliance Certificate.

12.2

Subject to the provisions of clause 20, the BEE Shareholders and BEE SPV agree and undertake, at their own cost and expense, to procure such preparation, issue and delivery of a BEE Compliance Certificate within 45 (forty five) days of the Company giving notice to the BEE Shareholders requiring the same. The BEE Shareholders and BEE SPV further agree and undertake to co- operate fully and without unreasonable delay with the person designated from time to time to issue a BEE Compliance Certificate and, in particular, agree and undertake to provide such person and its agents and employees –

12.2.1	full and unrestricted access to the directors, officers, employees, advisors and auditors, as well as to all records and data (whether stored electronically or otherwise and whether in the possession of others) of BEE SPV so as to enable such parties to carry out thorough and complete investigations in connection with the issue of the applicable BEE Compliance Certificate; and

12.2.2

with all information and all documents requested by such parties for the purpose of enabling them to carry out thorough and complete investigations in connection with the issue of the applicable BEE Compliance Certificate.

12.3

Any dispute in relation to the contents of and/or the findings set out in a BEE Compliance Certificate shall be referred to and settled by arbitration in accordance with the provisions of clause 23, except that such arbitration shall (to the extent possible) be finalised within 30 (thirty) days.

12.4

The Company shall be entitled to all information of any nature whatsoever relating to the ultimate ownership and shareholding structure of BEE SPV and each of the BEE Shareholders so that the Company and its advisors are able at any time to ensure that the requirements of the BEE Codes are complied with and that the ultimate ownership of BEE SPV is transparent and fully justifiable from the point of view of the BEE Codes. If at any time there is any change in the shareholding of any of the BEE Shareholders (direct or indirect) or in the shareholding of any shareholder or ultimate shareholder of any of the BEE Shareholders (direct or indirect) then each BEE Shareholder undertakes forthwith upon the occurrence of such change to notify the Company thereof in writing. The relevant BEE Shareholder shall ensure that no such change will be prejudicial to the Company and no such change will have a detrimental effect on the BEE status of the Company or of BEE SPV.

12.5

Each of the BEE Shareholders acknowledges that it is expected that there will be substantial amendments from time to time (some of which are currently being considered) to the BEE Codes and the BEE Act and undertakes forthwith upon the introduction of such amendments to ensure that steps are taken by each of them fully to comply therewith and to ensure that the Company is not prejudiced in any way as a result of any such amendments.

13	MATTERS RELATING TO US SECURITIES AND COMPETITION LAWS

13.1	Compliance with Securities Act

13.1.1

BEE SPV, Mosehla and each of the BEE Shareholders acknowledges that neither the Option nor the Option Shares have been or will be registered under the Securities Act, as amended or the laws of any state or other jurisdiction in the United States and that the issuance of the Options and the Option Shares will be made in reliance on an exemption from registration contained in Regulation S under the Securities Act for offers and sales made outside of the United States.

13.1.2	BEE SPV, Mosehla and each of the BEE Shareholders represents and warrants that as of the date of this agreement, and at each date of exercise of the Option, it will be –

13.1.2.1	outside the United States;

13.1.2.2	not a US person, as defined in Regulation S; and

13.1.2.3	not acquiring the Option or the Option Shares on behalf of or for the account of or benefit of, a US person.

13.1.3

BEE SPV, Mosehla and each of the BEE Shareholders agrees that it will not engage in hedging transactions with respect to the Option Shares. BEE SPV agrees that it will not offer, sell, pledge, transfer or otherwise dispose of the Option or any Option Shares except pursuant to an effective registration statement under the Securities Act or in compliance with all the requirements of an available exemption from registration thereunder (together with an opinion of counsel satisfactory to the Company that registration is not required). BEE SPV further acknowledges that the Option and all Option Shares (which shall be required to be in certificated form) will bear a legend to the foregoing effect.

13.2	Compliance with Exchange Act

BEE SPV acknowledges that the Company’s common stock is registered under the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), which provides, among other things, that –

13.2.1

beneficial owners (as defined in the Exchange Act and the SEC’s rules thereunder) of more than 5% (five percent) of the Company’s outstanding shares of common stock may be required to make filings with the U.S. Securities and Exchange Commission (the "SEC") pursuant to Regulation 13D/G under the Exchange Act; and

13.2.2	directors and holders of more than 10% (ten percent) of the Company’s outstanding shares of common stock must file with the SEC ownership and transaction reports pursuant to Section 16(a) of the Exchange Act and become subject to the short-swing liability provisions of Section 16(b) of the Exchange Act. BEE SPV agrees that it will seek the advice of U.S. counsel regarding its Exchange Act obligations and comply with such obligations in a timely manner.

13.3	Compliance with Competition Laws

BEE SPV acknowledges that it may be required to comply with notice and other relevant provisions of the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") prior to exercise of the Option and agrees that it will comply with the applicable requirements of the HSR Act prior to any exercise of the Option. BEE SPV agrees that it will seek the advice of U.S. counsel with regard to such compliance.

13.4	No Reliance on Company regarding U.S. Laws

BEE SPV and each of the BEE Shareholders acknowledges it will seek its own legal advice with regard to its compliance with U.S. laws and that it is not relying on the Company, its subsidiaries, or its U.S. Counsel for such advice.

14	BOARD REPRESENTATION

14.1

In the event that BEE SPV exercises the Option for a number of Option Shares which results in BEE SPV owning in excess of 10% (ten percent) of the Company’s then outstanding common stock, then at BEE SPV’s request, the Company shall cause one vacancy to be created on the Board and cause to be elected to the Board, one person designated by BEE SPV (the "BEE SPV Director"). The right to have the BEE SPV Director serve on the Board shall cease at such time as BEE SPV, together with its affiliates, owns less than 10% (ten percent) of the Company’s then outstanding common stock or if a Trigger Event occurs.

14.2

Notwithstanding the provisions of clause 14.1 the Company may at any time prior to the acquisition by BEE SPV of 10% (ten percent) of the Company's then outstanding common stock, invite a representative of BEE SPV to become a member of the Board.

14.3

To the extent that any representative of BEE SPV becomes a member of the Board then all confidential information of the Company which is disclosed to that person in his capacity as a director of the Company shall be kept confidential by the director concerned and shall not be disclosed by that director to BEE SPV or to any of the other BEE Shareholders and the Parties undertake to ensure that any person who becomes a member of the Board pursuant to this clause enters into a prior written undertaking in favour of the Company binding himself to the provisions of this clause.

15	REGISTRATION RIGHTS

Prior to the expiration of the Lock Up Period, BEE SPV and the Company shall negotiate and execute a registration rights agreement which shall provide BEE SPV with one demand and unlimited piggyback registration rights for resale of the Option Shares after expiration of the Lock Up Period. Such registration rights shall terminate at such time as either all of the Option Shares then held by BEE SPV are permitted to be sold without compliance with the volume and manner of sale restrictions under Rule 144 under the Securities Act or such Option Shares may immediately be sold in a given 90 (ninety) day period under Rule 144.

16	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to BEE SPV as follows -

16.1	Organisation, Good Standing and Qualification

The Company and each of its subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction of its organisation, with the corporate power and authority to own its property and conduct its business as it is currently conducted. Each of the Company and its subsidiaries is qualified to do business as a foreign corporation in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

16.2	Authorisation; Binding Obligations

The Company has the corporate power and authority to enter into this Agreement and the Option and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Option by the Company have been duly authorised by all necessary corporate action. This Agreement and the Option are valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganisation, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) general principles of equity that restrict the availability of equitable remedies.

16.3	Validity of Option Shares

When issued in compliance with the provisions of the Option, the Option Shares will be validly issued, fully paid and non-assessable under the Florida Business Corporation Act.

16.4	Compliance with Instruments and Laws

The execution and delivery of this Agreement and the Option by the Company, and the performance by the Company of its obligations hereunder and thereunder (a) will not result in any violation by the Company of its articles of incorporation or any material agreement, law or court order to which the Company or its subsidiaries are bound and (b) will not require any consent, approval, authorisation or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, except for those for which the failure to obtain could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

16.5	No Material Litigation

Except as disclosed in the Company’s periodic reports filed with the U.S. Securities and Exchange Commission, neither the Company nor any of its subsidiaries is a party to any material legal proceedings which could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

17	REPRESENTATIONS AND WARRANTIES OF BEE SPV

BEE SPV hereby represents and warrants to the Company as of the date of this Agreement as follows -

17.1	Organisation, Good Standing and Qualification

BEE SPV has been duly incorporated and is validly existing as a corporation under the laws of the Republic of South Africa, with the corporate power and authority to own its property and conduct its business as it is currently conducted.

17.2	Authorisation; Binding Obligations

BEE SPV has the power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by BEE SPV have been duly authorised by all necessary corporate action. This Agreement is a valid and binding obligation of BEE SPV enforceable against BEE SPV in accordance with its terms, except as may be limited by –

17.2.1	applicable insolvency or other laws of general application affecting enforcement of creditors’ rights; and

17.2.2	general principles of equity that restrict the availability of equitable remedies.

17.3	Compliance with Instruments and Laws

The execution and delivery of this Agreement by BEE SPV, and the performance by BEE SPV of its obligations hereunder –

17.3.1	will not result in any violation by BEE SPV of the BEE SPV Memorandum of Incorporation; and

17.3.2	will not require any consent, approval, authorisation or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency.

17.4	No Material Litigation

BEE SPV is not a party to any legal proceedings.

18	CONFIDENTIALITY AND RESTRAINT UNDERTAKINGS

18.1	BEE SPV acknowledges that for so long as it is a shareholder in the Company, BEE SPV will be exposed and have access to, and will learn of certain Confidential Information.

18.2

The BEE Shareholders acknowledges that for so long as BEE SPV is a shareholder in the Company and any of the BEE Shareholders is a shareholder of BEE SPV, the BEE Shareholders will be exposed and have access to, and will learn of certain Confidential Information.

18.3	Each of the BEE Shareholders and BEE SPV acknowledges further that the confidentiality undertakings given by it in terms of this Agreement and the restraints imposed on it in terms of this clause 18 are reasonable and necessary in order for the Company and its subsidiaries and to protect their respective proprietary rights and interests.

18.4	Each of the BEE Shareholders and BEE SPV irrevocably and unconditionally agrees and undertakes in favour of the Company –

18.4.1	not to use the Confidential Information, whether directly or indirectly –

18.4.1.1	for its own benefit; or

18.4.1.2	for the benefit of any person other than the Company;

18.4.2	to treat and safeguard the Confidential Information as strictly private and confidential;

18.4.3

not to use, disclose or divulge, directly or indirectly, the Confidential Information in any manner to any third party for any reason or purpose whatsoever without the prior written consent of the Company, which consent may be granted or withheld in the sole and absolute discretion of the Company;

18.4.4	not to decompile, disassemble or reverse engineer or otherwise modify, adapt, alter or vary the whole or any part of the Confidential Information; and

18.4.5	to take all such steps as may be reasonably necessary to prevent Confidential Information from falling into the hands of unauthorised third parties.

18.5	Subject to the provisions of clause 18.8, the undertakings given by each of the BEE Shareholders and BEE SPV in clause 18.4 shall not apply to any Confidential Information which –

18.5.1	is or becomes generally available to the public other than by the negligence or default of BEE SPV or of the BEE Shareholders or by the breach of this clause 18 by the BEE Shareholders or BEE SPV;

18.5.2	has been supplied to the party to whom it is disclosed by a third party who is under no obligation to maintain such information in confidence; or

18.5.3	is disclosed pursuant to a requirement or request by operation of law, to the extent of compliance with such requirement or request only and not for any other purpose,

provided that –

18.5.4	the onus shall at all times rest on the BEE Shareholders or BEE SPV, as the case may be, to establish that such information falls within such exclusions;

18.5.5

information shall not be deemed to be within the foregoing exclusions merely because such information is embraced by more general information in the public domain or in the possession of the BEE Shareholders or BEE SPV; and

18.5.6

any combination of features shall not be deemed to be within the foregoing exclusions merely because individual features are in the public domain or in the possession of the BEE Shareholders or BEE SPV, but only if the combination itself is in the public domain or in the possession of the BEE Shareholders or BEE SPV.

18.6

The determination of whether information is Confidential Information shall not be affected by whether or not such information is subject to, or protected by, common law or statute related to copyright, patent, trademarks or otherwise.

18.7

If either the BEE Shareholders or BEE SPV is uncertain as to whether any information is Confidential Information, the BEE Shareholders or BEE SPV, as the case may be, shall treat such information as confidential until the contrary is agreed in writing by the Company and by the Company.

18.8	In the event that either the BEE Shareholders or BEE SPV is required to disclose information concerning the Company or the Business pursuant to clause 18.5.3, it shall -

18.8.1	notify the Company thereof prior to disclosure, if possible;

18.8.2	take all such steps to limit the disclosure to the extent that it lawfully and reasonably can, except to the extent that the Company waive the taking of any or all such steps;

18.8.3	afford the Company a reasonable opportunity, if possible, to intervene in the proceedings;

18.8.4	comply with the reasonable requests of the Company as to the manner and terms of any such disclosure.

18.9	Each of the BEE Shareholders and BEE SPV hereby undertakes to the Company that neither it nor any party which controls it will, either alone or jointly or together with any other person –

18.9.1

directly or indirectly encourage or entice or persuade or induce any client or customer of the Company or its subsidiaries to take its customers or clientele away from the Company or its subsidiaries, or cause or assist in causing any of the foregoing to take place; and/or

18.9.2

directly or indirectly discourage or dissuade any person from referring or continuing to refer its customers or business to the Company or its subsidiaries, or cause or assist in causing any of the foregoing to take place.

18.10

Each of the BEE Shareholders and BEE SPV undertakes to the Company that it will not, either alone or jointly or together with any other person, be interested or engaged, directly or indirectly, including but not limited to being a proprietor, partner, director, shareholder, member of a syndicate or close corporation or advisor (in any way) in or with any entity which is engaged in any business in direct competition with the Business in the Republic of South Africa (the "Territory").

18.11

The undertakings given and the restraints imposed on the BEE Shareholders and BEE SPV in terms of clauses 18.4 to 18.8.4 shall continue indefinitely and the undertakings given and the restraints imposed on the BEE Shareholders and BEE SPV in terms of clauses 18.9 and 18.10, as read with clause 18.12, are imposed for as long as BEE SPV continues to hold Shares and for a period of 24 (twenty four) months thereafter, except to the extent that the Company in writing waives compliance, provided that if any BEE Shareholder ceases to be a member of BEE SPV before BEE SPV ceases to be a shareholder in the Company, such period of 24 (twenty four) months shall, with respect to such BEE Shareholder, instead run from the date on which such BEE Shareholder so ceases to be a member of BEE SPV.

18.12	Each of the undertakings and restrictions in clauses 18.9 and 18.10 shall be regarded as a distinct and severable covenant, in respect of –

18.12.1	each of the months falling within the period of the restraint;

18.12.2	each city and town within the Territory;

18.12.3	each activity falling within the ambit of any Competitive Business; and

18.12.4	each capacity in relation to any Competitive Business which the BEE

Shareholders or BEE SPV is prohibited from holding in terms of this Agreement.

18.13

The Company acknowledges that the undertakings and restrictions set out above will apply equally to it with regard to any confidential information relating to the business of BEE SPV or the business of any of the BEE Shareholders to the extent that such confidential information comes into the possession of the Company pursuant to the implementation of the Transaction Documents.

19	CORRUPTION CONTROL AND BUSINESS PRACTICES

19.1

Subject to the provisions of clause 20, neither the BEE Shareholders nor BEE SPV shall, and the BEE Shareholders shall procure that BEE SPV does not, do or perform any act which is contrary to any laws of the Republic of South Africa or to any applicable U.S. laws, including the Foreign Corrupt Practices Act of 1977.

19.2

Without in any way detracting from any warranties, representations and undertakings referred to elsewhere in this Agreement but subject to the provisions of clause 20, each of the BEE Shareholders and BEE SPV represents, warrants and agrees to the following in favour of the Company and the Company -

19.2.1	Compliance with Anti-Corruption Laws

Each of the BEE Shareholders and BEE SPV warrants and represents that neither the BEE Shareholders nor BEE SPV has made or promised to make or transferred, and agrees that neither the BEE Shareholders nor BEE SPV will make or promise to make or transfer, in connection with the obligations contemplated by the Transaction Documents or in connection with any other business transactions involving the Company or any of its subsidiaries, any payment or anything of value, directly or indirectly –

19.2.1.1	to any person working in an official capacity for a Governmental Body (including employees of Entities owned or controlled by any Government Body) or public international organisation;

19.2.1.2	to any political party, official of a political party or candidate;

19.2.1.3	to an intermediary for payment to any of the aforegoing;

19.2.1.4	to any officer, director, employee or representative of any actual or potential customer of the Company or any of its subsidiaries;

19.2.1.5	to any officer, director or employee of the Company or any of its subsidiaries; or

19.2.1.6	to any other person or entity if such payment or transfer would violate the laws of the country in which such payment is made,

the intention being that no payments or transfers of value shall be made which have the purpose or effect of public or commercial bribery, acceptance of or acquiescence in extortion, kickbacks or other unlawful or improper means of obtaining business.

19.2.2	Government Ownership, Change in Ownership or Control

Each of the BEE Shareholders and BEE SPV warrants and represents that to the best of its knowledge as at the Signature Date, no director of BEE SPV and no employee of BEE SPV, or other person who will be involved in fulfilling the obligations of the BEE Shareholders and/or BEE SPV under the Transaction Documents is a Government Official, political party official or candidate, or a Close Family Member of such an official or candidate. If, whilst BEE SPV is a shareholder in the Company, there is a change in any of the matters or facts warranted or represented in terms of this clause 19.2.2, the BEE Shareholders and BEE SPV agree, subject to the provisions of clause 20, to disclose such change in writing to the Company and the Company within 7 (seven) days of the change occurring. For the purposes of this clause 19.2.2 –

19.2.2.1

"Government Official" means any officer or employee of any Governmental Body or any department, agency or instrumentality thereof, or of any entity which is owned or controlled by a Governmental Body, or of any public international organisation;

19.2.2.2

"Close Family Member" means the individual's spouse; the individual's and the spouse's grandparents, parents, siblings, children, nieces, nephews, aunts, uncles and first cousins; the spouse of any of these people; and any other individuals who share the same household with the Government Official.

19.2.3	Accuracy of Disclosures

Each of the BEE Shareholders and BEE SPV represents, warrants and undertakes that all material information provided by BEE SPV or by the BEE

Shareholders to the Company in connection with BEE SPV becoming a shareholder in the Company and/or a party to or bound by any of the Transaction Documents is accurate and complete in all material respects.

20	DURATION OF THE UNDERTAKINGS AND RESTRICTIONS

Subject to the provisions of clause 18 to the contrary, and except where this Agreement expressly or impliedly provides otherwise, the obligations and restrictions placed on the BEE Shareholders and BEE SPV, as well as the agreements of and the undertakings and warranties given by the BEE Shareholders and/or BEE SPV, in terms of this Agreement, shall be regarded as having been imposed on or given by -

20.1	the BEE Shareholders from the Signature Date and throughout any period during which –

20.1.1	the Option remains unexercised in respect of any of the Option Shares;

20.1.2	BEE SPV is a shareholder in the Company; and

20.1.3	any of the BEE Shareholders holds any shares in BEE SPV; and

20.2

BEE SPV with respect to the period from the Signature Date until the date that BEE SPV is no longer a shareholder in the Company pursuant to the disposal of all shares acquired pursuant to the exercise of the Option.

21	AUDIT

21.1

Each of the BEE Shareholders and BEE SPV agrees that it will allow the Company and/or the Company to audit the BEE Shareholders and/or BEE SPV to determine compliance with laws, which shall include, but not be limited to –

21.1.1

providing within 7 (seven) days of request therefore, all necessary information and access necessary for the representatives of the Company and/or the Company to audit the books and records of BEE SPV with respect to –

21.1.1.1	the ownership of BEE SPV; and

21.1.1.2	any of the BEE Shareholders' or BEE SPV's activities related to performance under and compliance with any of the Transaction Documents; and

21.1.2

authorising the representatives of the Company and/or the Company to contact any banks into which payments to the BEE Shareholders and/or BEE SPV have been made or to which the BEE Shareholders and/or BEE SPV wishes payments to be made, for the purpose of auditing the banking records of the BEE Shareholders and/or BEE SPV with respect to all payments into or out of the account and to determine the names of all owners and signatories of the account.

21.2	The rights of the Company and/or of the Company to conduct such audits in relation to –

21.2.1

the BEE Shareholders shall continue to apply for a period of 5 (five) years after the BEE Shareholders ceases to be a member of BEE SPV or BEE SPV ceases to be a shareholder in the Company, whichever first occurs; and

21.2.2	BEE SPV shall continue to apply for a period of 5 (five) years after BEE SPV ceases to be shareholder in the Company.

22	BREACH

22.1

In the event of any of the Parties ("Defaulting Party") committing a breach of any of the terms of this Agreement and failing to remedy such breach within a period of 10 (ten) days after receipt of a written notice from another Party ("Aggrieved Party") calling upon the Defaulting Party so to remedy, then the Aggrieved Party shall be entitled (in addition to any other remedies which may be available to the Aggrieved Party pursuant to any of the Transaction Documents), at its sole discretion and without prejudice to any of its other rights in law, either to claim specific performance of the terms of this Agreement or to cancel this Agreement forthwith and without further notice, and in either case to claim and recover damages from the Defaulting Party.

22.2

The Parties agree that any costs awarded will be recoverable on an attorney-and- own-client scale unless the Court specifically determines that such scale shall not apply, in which event the costs will be recoverable in accordance with the High Court tariff, determined on an attorney-and-client scale.

23	DISPUTE RESOLUTION

23.1

In the event of there being any dispute or difference between the Parties arising out of this Agreement, the said dispute or difference shall on written demand by either Party be submitted to arbitration in Johannesburg in accordance with the

AFSA rules, which arbitration shall be administered by AFSA.

23.2

Should AFSA, as an institution, not be operating at that time or not be accepting requests for arbitration for any reason, then the arbitration shall be conducted in accordance with the AFSA rules for commercial arbitration (as last applied by AFSA) before an arbitrator appointed by agreement between the parties to the dispute or failing agreement within 10 (ten) business days of the demand for arbitration, then any party to the dispute shall be entitled to forthwith call upon the chairperson of the Johannesburg Bar Council to nominate the arbitrator, provided that the person so nominated shall be an advocate of not less than 10 (ten) years standing as such. The person so nominated shall be the duly appointed arbitrator in respect of the dispute. In the event of the attorneys of the parties to the dispute failing to agree on any matter relating to the administration of the arbitration, such matter shall be referred to and decided by the arbitrator whose decision shall be final and binding on the parties to the dispute.

23.3	Any party to the arbitration may appeal the decision of the arbitrator or arbitrators in terms of the AFSA rules for commercial arbitration.

23.4	Nothing herein contained shall be deemed to prevent or prohibit a party to the arbitration from applying to the appropriate court for urgent relief or for judgment in relation to a liquidated claim.

23.5

Any arbitration in terms of this clause 23 (including any appeal proceedings) shall be conducted in camera and the Parties shall treat as confidential details of the dispute submitted to arbitration, the conduct of the arbitration proceedings and the outcome of the arbitration.

23.6	This clause 23 will continue to be binding on the Parties notwithstanding any termination or cancellation of the Agreement.

23.7

The Parties agree that the written demand by a party to the dispute in terms of clause 23.1 that the dispute or difference be submitted to arbitration, is to be deemed to be a legal process for the purpose of interrupting extinctive prescription in terms of the Prescription Act, 1969.

24	NOTICES AND DOMICILIA

24.1

The Parties select as their respective domicilia citandi et executandi the following physical addresses, and for the purposes of giving or sending any notice provided for or required under this Agreement, the said physical addresses as well as the following telefax numbers -

Name	Physical Address	Telefax
the Company	4th Floor, President Place	011 880 7080
Cnr Jan Smuts Avenue and
Bolton Road
Rosebank

Marked for the attention of: Herman Kotzé

Name	Physical Address	Telefax
BEE SPV	37 Wantage Road	086 721 4936
Parkwood
2196

Marked for the attention of: Kgomotso Brian Mosehla

Name	Physical Address	Telefax
Mosomo and Mosehla	37 Wantage Road	086 721 4936
Parkwood
2196

Marked for the attention of: Kgomotso Brian Mosehla provided that a Party may change its domicilium or its address for the purposes of notices to any other physical address or telefax number by written notice to the other Party to that effect. Such change of address will be effective 5 (five) business days after receipt of the notice of the change.

24.2	All notices to be given in terms of this Agreement will be given in writing and will -

24.2.1	be delivered by hand or sent by telefax, and not by way of email;

24.2.2

if delivered by hand during business hours, be presumed to have been received on the date of delivery. Any notice delivered after business hours or on a day which is not a business day will be presumed to have been received on the following business day; and

24.2.3

if sent by telefax during business hours, be presumed to have been received on the date of successful transmission of the telefax. Any telefax sent after business hours or on a day which is not a business day will be presumed to have been received on the following business day.

24.3

Notwithstanding the above, any notice given in writing, and actually received by the Party to whom the notice is addressed, will be deemed to have been properly given and received, notwithstanding that such notice has not been given in accordance with this clause 24.

25	APPLICABLE LAW AND JURISDICTION

25.1	This Agreement will in all respects be governed by and construed under the laws of the Republic of South Africa.

25.2

Subject to clause 23, the Parties hereby consent and submit to the non-exclusive jurisdiction of the South Gauteng High Court, Johannesburg in any dispute arising from or in connection with the Transaction Documents.

26	UNDERTAKINGS BY THE PARTIES

26.1

The Parties shall at all times during the continuance of this Agreement observe the principles of good faith towards one another in the performance of their obligations in terms of this Agreement. This implies, without limiting the generality of the aforegoing, that they shall –

26.1.1	at all times during the term of this Agreement act reasonably, honestly and in good faith;

26.1.2	perform their obligations arising from this Agreement diligently and with reasonable care;

26.1.3	make full disclosure to each other of any matter that may affect the execution or implementation of this Agreement.

26.2

It is recognised that the continued growth of the Company will be for the benefit of all BEE Shareholders and accordingly the BEE Shareholders undertake at all times to act in the best interests of the Company and in good faith to one another and to BEE SPV and at all times to use their best endeavours to advance the interests of the Company and BEE SPV. In particular, each of the BEE Shareholders undertakes not directly or indirectly, whether alone or jointly with any third party, to carry out any activity or undertaking of whatsoever nature or kind which directly competes with the Business.

26.3

The BEE Shareholders and BEE SPV undertake at all times to do all such things, perform all such actions and take all such steps (including in particular the exercise of their respective voting rights in BEE SPV and the Company) and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect and maintenance of the terms, conditions and import of this Agreement.

26.4	The undertakings given in this clause 26 shall apply to each BEE Shareholder for so long as that BEE Shareholder remains a shareholder and for a period of 1 (one) year thereafter.

26.5	The undertakings contained in this clause 26 are for the benefit of the Company and BEE SPV.

27	INDEPENDENT ADVICE

Each of the Parties to this Agreement hereby acknowledges and agrees that –

27.1

it has been free to secure independent legal and other professional advice (including financial and taxation advice) as to the nature and effect of all of the provisions of this Agreement and that it has either taken such independent advice or has dispensed with the necessity of doing so; and

27.2	all of the provisions of this Agreement and the restrictions herein contained are fair and reasonable in all the circumstances and are in accordance with the Party’s intentions.

28	GENERAL

28.1	Whole Agreement

28.1.1

The Transaction Documents constitute the whole of the agreement between the Parties relating to the matters dealt with herein and, save to the extent otherwise provided herein, no undertaking, representation, term or condition relating to the subject matter of the Transaction Documents not incorporated in the Transaction Documents shall be binding on either of the Parties.

28.1.2

This Agreement supersedes and replaces any and all agreements between the Parties (and other persons, as may be applicable) and undertakings given to or on behalf of the Parties (and other persons, as may be applicable) in relation to the subject matter hereof.

28.2	Variations to be in Writing

No addition to or variation, deletion, or agreed cancellation of all or any clauses or provisions of this Agreement will be of any force or effect unless in writing and signed by the Parties.

28.3	No Indulgences

No latitude, extension of time or other indulgence which may be given or allowed by any Party to the other Party in respect of the performance of any obligation hereunder, and no delay or forbearance in the enforcement of any right of any Party arising from this Agreement and no single or partial exercise of any right by any Party under this Agreement, shall in any circumstances be construed to be an implied consent or election by such Party or operate as a waiver or a novation of or otherwise affect any of the Party's rights in terms of or arising from this Agreement or estop or preclude any such Party from enforcing at any time and without notice, strict and punctual compliance with each and every provision or term hereof. Failure or delay on the part of any Party in exercising any right, power or privilege under this Agreement will not constitute or be deemed to be a waiver thereof, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

28.4	No Waiver or Suspension of Rights

No waiver, suspension or postponement by any Party of any right arising out of or in connection with this Agreement shall be of any force or effect unless in writing and signed by such Party. Any such waiver, suspension or postponement will be effective only in the specific instance and for the purpose given.

28.5	Provisions Severable

All provisions and the various clauses of this Agreement are, notwithstanding the manner in which they have been grouped together or linked grammatically, severable from each other. Any provision or clause of this Agreement which is or becomes unenforceable in any jurisdiction, whether due to voidness, invalidity, illegality, unlawfulness or for any other reason whatever, shall, in such jurisdiction only and only to the extent that it is so unenforceable, be treated as pro non scripto and the remaining provisions and clauses of this Agreement shall remain of full force and effect. The Parties declare that it is their intention that this Agreement would be executed without such unenforceable provision if they were aware of such unenforceability at the time of execution hereof.

28.6	Continuing Effectiveness of Certain Provisions

The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

28.7	No Assignment

Neither this Agreement nor any part, share or interest herein nor any rights or obligations hereunder may be ceded, delegated or assigned by either Party without the prior signed written consent of the other Party, save as otherwise provided herein.

28.8	Exclusion of Electronic Signature

The reference in clauses 28.2, 28.4 and 28.7 to writing signed by a Party shall, notwithstanding anything to the contrary in this Agreement, be read and construed as excluding any form of electronic signature.

29	COSTS

Except as otherwise specifically provided herein, each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of the Transaction Documents.

30	PUBLICITY

Any and all press releases, announcements or other publicity pertaining to the transactions related to the Transaction Documents will be in mutually agreed form (which may be joint form), provided it does not adversely impact or delay any of the Company’s' US securities law filings, and released to mutually agreed wire services or other media.

31	MATERIAL NON-PUBLIC INFORMATION

BEE SPV and the BEE Shareholders acknowledge that the United States and South African securities laws prohibit persons who have material, non-public information concerning the Company or its subsidiaries from purchasing or selling securities of the Company or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities in reliance upon such information. The BEE SPV and the BEE Shareholders further acknowledge that they may receive such material, non-public information concerning the Company and its subsidiaries.

32	STANDSTILL

BEE SPV and the BEE Shareholders agree that, in the event that BEE SPV becomes the holder of 10% (ten percent) or more of the Company's outstanding common stock and for so long as BEE SPV holds 10% (ten percent) or more of the Company's common stock but for a minimum period of 4 (four) years from the Closing Date, unless specifically permitted in writing by the Company, neither BEE SPV or the BEE Shareholders nor any entity or person which is controlled (as defined in Rule 12b-2 under the Exchange Act) directly or indirectly by either BEE SPV or the BEE Shareholders, or any representatives acting on their behalf, will in any manner, directly or indirectly:

32.1

effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way assist, facilitate or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in:

32.1.1	any acquisition of any assets, indebtedness or businesses of the Company or any of its subsidiaries;

32.1.2	any tender or exchange offer, merger or other business combination involving the Company, its subsidiaries, or assets of the Company;

32.1.3	any recapitalisation, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company; or

32.1.4	any “solicitation” of "proxies" (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of the Company;

32.2

form, join or in any way participate in a "group" (as defined under the Exchange Act) with third parties with respect to any of the matters described in this clause 32 or otherwise act in concert with third parties in respect of any of the matters described in this clause 32;

32.3

otherwise act, alone or in concert with others, to seek representation on or to control or influence the management, Board or policies of the Company or to obtain representation on the Board (other than such right granted pursuant to this Agreement);

32.4	take any action that would or would reasonably be expected to force the Company to make a public announcement regarding any of the types of matters set forth in 32.1 above; or

32.5

enter into any discussions or arrangements with any third party with respect to any of the foregoing. BEE SPV and the BEE Shareholders each also agree during such period not to request that the Company or any of its affiliates or representatives, directly or indirectly, amend or waive any provision of this clause 32 (including this sentence).

33	SIGNATURE

33.1	This Agreement is signed by the Parties on the dates and at the places indicated below.

33.2

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement as at the date of signature of the Party last signing one of the counterparts.

33.3	The persons signing this Agreement in a representative capacity warrant their authority to do so.

33.4

The Parties record that it is not required for this Agreement to be valid and enforceable that a Party shall initial the pages of this Agreement and/or have its signature of this Agreement verified by a witness.

SIGNED at Johannesburg	on JANUARY 25 2012

For and on behalf of
NET 1 UEPS TECHNOLOGIES, INC

/s/ Herman Gideon Kotzé
Signature
Herman Gideon Kotzé
Name of Signatory
Chief Financial Officer
Designation of Signatory

SIGNED at Johannesburg on JANUARY 25 2012

For and on behalf of
BUSINESS VENTURE INVESTMENTS NO
1567 (PROPRIETARY) LIMITED (RF)

/s/ Brian Kgomotso Mosehla
Signature
Brian Kgomotso Mosehla
Name of Signatory
Director
Designation of Signatory

SIGNED at Johannesburg on JANUARY 25 2012

For and on behalf of
MOSOMO INVESTMENT HOLDINGS
(PROPRIETARY) LIMITED

/s/ Brian Kgomotso Mosehla
Signature
Brian Kgomotso Mosehla
Name of Signatory
Chief Executive Officer
Designation of Signatory

SIGNED at Johannesburg on JANUARY 25 2012

/s/ Brian Kgomotso Mosehla
BRIAN KGOMOTSO MOSEHLA

ANNEXURE "A"

BEE SPV MEMORANDUM OF INCORPORATION

ANNEXURE "B"

OPTION